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Exhibit 10.4

                                REVOLVING NOTE
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$20,000,000.00                                                      May 26, 2000

     FOR VALUE RECEIVED, the undersigned, POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of COMERICA
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BANK-CALIFORNIA (the "Bank") on May 31, 2001 the principal sum of TWENTY MILLION
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DOLLARS ($20,000,000.00) or, if less, the aggregate unpaid principal amount of all advances under the Revolving Loan shown on the Bank's books and records made by Bank pursuant to that certain Loan Agreement, dated as of May 26, 2000 (together will all amendments and other modifications, if any, from time to time thereafter made thereto, the "Loan Agreement"), among Borrower, Comerica Bank-
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California, as Agent, and the financial institutions identified therein as
"Lenders" (including Bank).

     Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds as further provided in the Loan Agreement.

     This Note is the Revolving Note referred to in, and evidences indebtedness incurred under, the Loan Agreement, to which reference is made for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Loan Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN IRVINE, CALIFORNIA, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE).

                              POWERWAVE TECHNOLOGIES, INC.

                              By:    /s/ Kevin T. Michaels
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                              Title: Chief Financial Officer